Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
HAWTHORN BANCSHARES, INC.

As adopted by the Board of Directors on June 2, 2009.
TABLE OF CONTENTS

Page

ARTICLE I OFFICES AND RECORDS

1.1 Registered Office and Registered Agent
1.2 Corporate Offices
1.3 Books and Records
1.4 Inspection of Records

ARTICLE II SHAREHOLDERS

2.1 Place of Meetings
2.2 Annual Meetings
2.3 Special Meetings.
2.4 Consent of Shareholders in Lieu of Meeting
2.5 Notice; Waiver of Notice.
2.6 Presiding Officials
2.7 Business Which May be Transacted.
2.8 Quorum
2.9 Proxies
2.10 Voting.
2.11 Registered Shareholders — Exceptions — Stock Ownership Presumed
2.12 Shareholders’ Lists.

ARTICLE III BOARD OF DIRECTORS

3.1 Number and Eligibility
3.2 Classes
3.3 Powers of the Board
3.4 Offices
3.5 Meetings of the Newly Elected Board
3.6 Notice of Meetings; Waiver of Notice.
3.7 Meetings by Conference Telephone or Similar Communications Equipment
3.8 Action Without a Meeting
3.9 Quorum
3.10 Vacancies
3.11 Committees.
3.12 Compensation of Directors and Committee Members
3.13 Removal of Directors
3.14 Nomination of Directors and Presentation of Other Business at Shareholder Meetings.
3.15 Advisory Directors

ARTICLE IV OFFICERS

4.1 Designations.
4.2 Term of Office
4.3 Other Agents
4.4 Removal
4.5 Salaries and Compensation
4.6 Delegation of Authority to Hire, Discharge and Designate Duties
4.7 Chairman of the Board
4.8 President.
4.9 Vice Chairman of the Board
4.10 Senior Vice Presidents
4.11 Vice Presidents
4.12 Secretary.
4.13 Treasurer.
4.14 Duties of Officers May Be Delegated

ARTICLE V INDEMNIFICATION

5.1 Indemnification, Generally

ARTICLE VI STOCK

6.1 Payment for Shares of Stock
6.2 Ownership of Stock
6.3 Transfers of Shares — Transfer Agent — Registrar
6.4 Closing of Transfer Books
6.5 Lost or Destroyed Certificates
6.6 Regulations

ARTICLE VII CORPORATE FINANCE

7.1 Fixing of Capital — Transfers of Surplus
7.2 Dividends.
7.3 Creation of Reserves

ARTICLE VIII GENERAL PROVISIONS

8.1 Fiscal Year
8.2 Depositories
8.3 Directors’ Annual Statement
8.4 Contracts with Officers or Directors or Their Affiliates.
8.5 Amendments
8.6 Issuing Public Corporation; Control Share Acquisitions
8.7 Rules of Construction

AMENDED AND RESTATED BYLAWS

OF
HAWTHORN BANCSHARES, INC.

ARTICLE I
OFFICES AND RECORDS

1.1 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be as stated in the Articles of Incorporation or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

1.2 Corporate Offices. The Corporation may have such corporate offices anywhere within or without the State of Missouri as the Board of Directors from time to time may determine or the business of the Corporation may require. The “principal place of business” or “principal business office” or “executive office” of the Corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the Corporation in the State of Missouri shall be deemed for all purposes to be in the county in which its registered office in the State of Missouri is maintained.

1.3 Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its shareholders and Board of Directors and the names and places of residence of its officers. The Corporation shall keep at its registered office of principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount paid for the shares, and by whom, and the transfer of such shares with the date of transfer.

1.4 Inspection of Records. A shareholder may, upon written demand, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate his right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any shareholder’s inspection of the records of the Corporation may require the shareholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

ARTICLE II
SHAREHOLDERS

2.1 Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the Corporation in the State of Missouri, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, as the Board of Directors shall have determined, and as shall be stated in such notice.

2.2 Annual Meetings. An annual meeting of shareholders shall be held on the first Tuesday in June of each year, if not a bank holiday, and if a bank holiday, then on the next banking day following, at 9:00 a.m. At each annual meeting of shareholders, the shareholders entitled to vote thereat shall elect directors by a majority vote to serve until expiration of their respective term of office as specified in Article FIFTH of the Articles of Incorporation and until their respective successors are duly elected and qualified, or until their respective earlier resignation or removal, and may transact such other business as may properly be brought before the meeting as provided in Bylaw 3.14.

2.3 Special Meetings.

(a) Special meetings of the shareholders may be held for any purpose or purposes specified in the Corporation’s notice of meeting and may be called by the Board of Directors, or by the holders of, or by any officer or shareholder upon the written request of the holders of, not less than two-thirds (2/3) of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the Board of Directors.

(b) The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

2.4 Consent of Shareholders in Lieu of Meeting. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

2.5 Notice; Waiver of Notice.

(a) Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote at such meeting, as determined in accordance with Bylaw 6.4, either personally or by mail, not less than 10 days or more than 70 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

(b) Any notice to a shareholder of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

(c) Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

(d) To the extent provided by law, attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

2.6 Presiding Officials. Every meeting of the shareholders, for whatever purpose, shall be convened by the President, the Secretary or by the officer or any of the persons who called the meeting by notice as above provided. The meeting shall be presided over by the officers specified in Bylaws 4.7, 4.8 and 4.9; provided, however, that the shareholders at any meeting, by a vote of two-thirds (2/3) or more of the outstanding shares of stock of the Corporation entitled to vote, and notwithstanding anything to the contrary contained elsewhere in these Bylaws, may select any persons of their choosing to act as chairman and secretary of such meeting or any session thereof.

2.7 Business Which May be Transacted.

(a) At each annual meeting of the shareholders, the shareholders shall elect directors to hold office until expiration of such director’s term of office as specified in Article FIFTH of the Articles of Incorporation and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. At the annual meeting, the shareholders may transact such other business as may be properly brought before an annual meeting pursuant to Bylaw 3.14.

(b) Business transacted at all special meetings of the shareholders shall be confined to the purpose or purposes stated in the notices of such meetings.

2.8 Quorum. Unless otherwise provided by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote, but less than such quorum shall have the right successively to adjourn the meeting, without notice to any shareholder not present at the meeting, to a specified date no later than 60 days after such adjournment. The affirmative vote of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by the Articles of Incorporation or by these Bylaws. At any subsequent session of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

2.9 Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

2.10 Voting.

(a) Unless otherwise provided in the Articles of Incorporation, each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation and which is registered in his name on the books of the Corporation.

(b) Unless otherwise provided in the Articles of Incorporation, each shareholder in the election of directors shall have one vote for each share of stock entitled to vote.

(c) No person shall be admitted to vote on any shares of the Corporation belonging or hypothecated to the Corporation.

(d) If the Board of Directors does not close the transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders, only those persons who are shareholders of record at the close of business on the 20th day preceding the date of such meeting shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the shareholders of record at the time such meeting is convened, only those persons who are shareholders of record at the time such meeting is convened shall be entitled to vote at such meeting, and any adjournment thereof.

2.11 Registered Shareholders — Exceptions — Stock Ownership Presumed. The Corporation shall be entitled to treat the holders of the shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holders of record and as the holders and owners in fact thereof, and, accordingly, the Corporation shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term “shareholder” as used in these Bylaws means one who is a holder of record of shares of the Corporation; provided, however, that if permitted by law:

(a) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

(b) shares standing in the name of a deceased person may be voted by his personal representative, either in person or by proxy; and shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name;

(c) shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

(d) a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.12 Shareholders’ Lists.

(a) A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of 10 days prior to the meeting, be kept on file at the registered office of the Corporation in the State of Missouri and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

(b) Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

ARTICLE III
BOARD OF DIRECTORS

3.1 Number and Eligibility. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be the same number as that provided for the first Board in the Articles of Incorporation or, if not so provided, shall be the same as the number of persons named by the incorporator or incorporators to constitute the first Board of Directors of the Corporation. Each director shall hold such office until expiration of such director’s term of office as specified in Article FIFTH of the Articles of Incorporation and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board, provided that, within 30 days after any such change, the Secretary of the State of Missouri shall be given notice of any such change. Directors need not be shareholders of the Corporation unless the Articles of Incorporation at any time so require. No person shall be eligible to stand for election as a director if he or she has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal. No person shall serve on the Board beyond the end of the term in which he or she attains his or her 75th birthday, nor shall any person, following his or her 75th birthday, be eligible to stand for election as a director.

3.2 Classes. The Board of Directors shall be divided into three classes, in accordance with the provisions of the Articles of Incorporation.

3.3 Powers of the Board. The property and business of the Corporation shall be controlled and managed by the directors, acting as a Board. The Board shall have and is vested with all powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

3.4 Offices. The directors may have one or more offices, and keep the books of the Corporation (except the original or duplicate stock ledgers, and such other books and records as may by law be required to be kept at a particular place) at such place or places within or without the State of Missouri as the Board of Directors may from time to time determine.

3.5 Meetings of the Newly Elected Board. The members of each newly elected Board (a) shall meet at such time and place, either within or without the State of Missouri, as shall be suggested or provided for by resolution of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (b) if not so suggested or provided for by resolution of the shareholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be mailed, sent by telegram or delivered to each of the other directors in the same manner as provided in Bylaw 3.6(b) with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (c) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

3.6 Notice of Meetings; Waiver of Notice.

(a) Regular Meetings. Regular meetings of the Board may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

(b) Special Meetings.

(i) Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by any three or more of the directors. The place may be within or without the State of Missouri as designated in the notice.

(ii) Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three days before the day on which the meeting is to be held, or shall be delivered to him personally or sent to him by telegram at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at his residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting or by any director.

(iii) “Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

(c) Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.7 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws or by law, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

3.8 Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or of the committee as the case may be.

3.9 Quorum. At all meetings of the Board, a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by law, the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

3.10 Vacancies. Unless otherwise provided in the Articles of Incorporation, these Bylaws or by law, vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of the class of directors for which such directors shall have been chosen and until their successors shall be elected and qualified or until their respective earlier resignation or renewal.

3.11 Committees.

(a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate two or more directors of the Corporation to constitute one or more committees (including without limitation an executive committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

(b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

3.12 Compensation of Directors and Committee Members. Directors, including Advisory Directors, and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. Also, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.13 Removal of Directors. Directors may be removed only in the manner provided in the Corporation’s Articles of Incorporation.

3.14 Nomination of Directors and Presentation of Other Business at Shareholder Meetings.

(a) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of record who is entitled to vote at the meeting at the time of the giving of notice provided for in this Bylaw 3.14, who is entitled to vote thereon at the meeting and who has complied with the notice procedures set forth in this Bylaw 3.14 as to such business or nomination. Notwithstanding anything in these Bylaw to the contrary, clause (iii) of this Bylaw 3.14(a) shall provide the exclusive authority and means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b) Without qualification or exception, for any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Bylaw 3.14(a)(iii), the following requirements must be satisfied:

(i) For any nominations to be properly brought before an annual meeting by a shareholder pursuant to Bylaw 3.14(a)(iii), the shareholder must have given timely notice thereof, in proper form pursuant to Bylaw 3.14(c), to the Secretary of the Corporation. To be timely, a shareholder’s notice for nominations must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting of shareholders was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be delivered not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the date on which public announcement of the date of such meeting is first made. Notwithstanding anything in this Bylaw 3.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(ii) For any business (other than the nomination of a director or directors) to be properly brought before an annual meeting by a shareholder pursuant to Bylaw 3.14(a)(iii), the shareholder must have given timely notice thereof, in proper form pursuant to Bylaw 3.14(c), to the Secretary of the Corporation and such business that such shareholders proposes to bring before the meeting must be a proper matter for shareholder action under The General and Business Corporation Law of Missouri. To be timely, a shareholder’s notice for all such business (other than the nomination of a director or directors) to be brought before the meeting must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting of shareholders was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

(c) To be in proper form, a shareholder’s notice pursuant to this Bylaw 3.14 (whether given pursuant to Bylaw 3.14(b) or Bylaw 3.14(f)) shall be in writing and shall set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the notice is given, and (ii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) directly or indirectly owned beneficially by such shareholder or beneficial owner, (E) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (F) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which such shareholder or beneficial owner is entitled based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, (1) the requirements of Bylaw 3.14(d) must be satisfied if the notice relates to any nominations to be brought before a meeting of shareholders and (2) the requirements of Bylaw 3.14(e) must be satisfied if the notice relates to any business other than a nomination of a director or directors to be brought before a meeting of shareholders.

(d) If a shareholder’s notice pursuant to this Bylaw 3.14 relates to the nomination of a director or directors (as the case may be) such notice, in addition to satisfying Bylaw 3.14(c), must set forth, as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404(a) (or any successor thereto) promulgated under Regulation S-K if the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) include a completed and signed questionnaire, representation and agreement required by Bylaw 3.14(j). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(e) If a shareholder’s notice pursuant to this Bylaw 3.14 relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, such notice, in addition to satisfying Bylaw 3.14(c), must set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

(f) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders with regard to which the Board of Directors has determined that directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) subject to the prior determination of the Board of Directors that directors are to be elected at such meeting, by any shareholder who is a shareholder of record at the time of the giving of notice provided for in this Bylaw 3.14 and at the time of the special meeting, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in the immediately succeeding sentence of this Bylaw 3.14(f). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice setting forth the information required by this Bylaw 3.14 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(g) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 3.14 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw 3.14. The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw 3.14 and, if any proposed nomination or business is not in compliance with this Bylaw 3.14, to declare that such defective nominations or proposal shall be disregarded.

(h) For purposes of this Bylaw 3.14, (i) “affiliate” and “associate” shall have the meanings set forth in the Exchange Act, and (ii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(i) Notwithstanding the foregoing provisions of this Bylaw 3.14, (i) if any class of series of capital stock entitles the holder thereof, voting separately by class or series, to elect one or more directors at an annual or special meeting of shareholders, such directors shall be nominated and elected pursuant to the terms of such class of series of stock; and (ii) a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 3.14. To the extent this Bylaw 3.14 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of shareholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act, such rule shall prevail.

(j) To be eligible to be a shareholder proposed nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Bylaw 3.14) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) if elected as a director of the Corporation, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

3.15 Advisory Directors. The Board of Directors may also include Advisory Directors chosen by a majority vote of the Board of Directors. Advisory Directors may participate in all meetings of the Board of Directors, but will not be entitled to vote at such meetings. Advisory Directors shall have the right to participate in all discussions with respect to any and all items of business brought before the Board of Directors at such meetings other than any matter as to which a majority of the Board of Directors determines in good faith that consideration of such matter should be limited to voting Directors. Compensation of Advisory Directors shall be determined by the Board of Directors. The term of each Advisory Director shall be determined by the Board of Directors.

ARTICLE IV
OFFICERS

4.1 Designations.

(a) The officers of the Corporation shall be a Chairman of the Board, a President, a Vice Chairman of the Board, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer. The Board shall elect a President and Secretary at its first meeting after each annual meeting of the shareholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

(b) The officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

(c) An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require his written acceptance and promise faithfully to discharge the duties of such office.

4.2 Term of Office. Each officer of the Corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his election or appointment, or until his death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding his election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his election or appointment.

4.3 Other Agents. The Board from time to time may appoint such other agents for the Corporation as the Board shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power may, unless prohibited by law, be delegated by the Board to a committee. Salaries and compensation of all appointed officers and agents, and of all employees of the Corporation, may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board of Directors to do so.

4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties and salary or other compensation or employees of the Corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

4.7 Chairman of the Board. If a Chairman of the Board be elected, he shall, except as otherwise provided for in Bylaw 2.6, preside at all meetings of the shareholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under Bylaw 4.8, or the Board may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation’s business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, notice thereof shall be given to the extent and in the manner as may be required by law.

4.8 President.

(a) Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the Board. Except as otherwise provided for in Bylaw 2.6, the President, in the absence of the Chairman of the Board or if there be no chairman of the board, shall preside at all meetings of the shareholders and directors.

(b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the Corporation, may cause the seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation.

(c) Unless the Board otherwise provides, the President, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent this Corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to shares of any such corporation owned by this Corporation.

(d) The President shall, unless the Board otherwise provides, be an ex officio member of all standing committees.

(e) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

(f) If a Chairman of the Board be elected and designated as the chief executive officer of the Corporation, as provided in Bylaw 4.7, the President shall perform such duties as may be specifically delegated to him by the Board of Directors or are conferred by law exclusively upon him, and in the absence or disability of the Chairman of the Board or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

4.9 Vice Chairman of the Board. In the absence or disability of the Chairman of the Board or in the event of his inability or refusal to act, the Vice Chairman of the Board may perform the duties and exercise the powers of the Chairman of the Board, until the Board otherwise provides. The Vice Chairman of the Board shall perform such other duties as the Board shall from time to time prescribe.

4.10 Senior Vice Presidents. In the absence or disability of the President or in the event of his inability or refusal to act, any Senior Vice President may perform the duties and exercise the powers of the President, until the Board otherwise provides. Senior Vice Presidents shall perform such other duties as the Board shall from time to time prescribe.

4.11 Vice Presidents. In the absence or disability of any Senior Vice President or in the event of his inability or refusal to act, any Vice President may perform the duties and exercise the powers of the Senior Vice President, until the Board otherwise provides. Vice Presidents shall perform such other duties as the Board shall from time to time prescribe.

4.12 Secretary.

(a) The Secretary shall attend all meetings of the Board and, except as otherwise provided for in Bylaw 2.6, all meetings of the shareholders. He shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. He shall perform similar duties for each executive and standing committee when requested by the Board or such committee.

(b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Missouri, or elsewhere, are so maintained.

(c) The Secretary shall keep in safe custody the seal of the Corporation and when duly authorized to do so shall affix the seal of the Corporation to any instrument requiring a corporate seal, and, when so affixed, he shall be authorized to attest the seal by his signature.

(d) The Secretary shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

(e) The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(f) In the absence or disability of the Secretary or in the event of his inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

4.13 Treasurer.

(a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

(b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the Corporation.

(c) The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

(d) The Treasurer shall have the general duties, powers and responsibilities of a treasurer of a Corporation, and shall, unless otherwise provided by the Board, be the chief financial and accounting officer of the Corporation.

(e) If required by the Board, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Corporation.

(f) In the absence or disability of the Treasurer or in the event of his inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board otherwise provides. Assistant Treasurers shall perform such other duties and have such other authority as the Board may from time to time prescribe.

4.14 Duties of Officers May Be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the full Board of Directors concurs.

ARTICLE V
INDEMNIFICATION

5.1 Indemnification, Generally. The Corporation shall indemnify eligible persons in accordance with Article TENTH of the Articles of Incorporation.

ARTICLE VI
STOCK

6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

6.2 Ownership of Stock.

(a) Shares of the Corporation’s stock may be owned (i) in certificated form, in which the shares are represented by physical certificates, or (ii) in uncertificated form, in which the shares are held in book-entry form pursuant to a direct registration system without being represented by a physical certificate. Each shareholder shall be entitled to have the shares of the Corporation’s stock owned by such shareholder represented by one or more physical certificates, recorded in book-entry pursuant to a direct registration system, or represented and recorded by a combination of physical certificates and uncertificated book-entry, as specified by such shareholder. No shares of the Corporation’s stock represented by physical certificate may be owned in uncertificated form until such physical certificate is surrendered to the Corporation by the person named in the stock certificate, or by his or her attorney lawfully constituted in writing. Every holder of uncertificated shares is entitled to receive a statement of holdings as evidence of share ownership.

(b) The issuance of shares of the Corporation’s stock shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom such shares are issued. With respect to shares of the Corporation’s stock owned in certificated form, the certificates representing such shares shall be numbered and shall be in such form as may be prescribed by the Board of Directors in conformity with law. Each such certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President or a Vice President or, if permitted by law, the Chairman of the Board and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all the signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.3 Transfers of Shares — Transfer Agent — Registrar. Transfers of shares of the Corporation’s stock shall be made (i) in the case of shares in certificated form, by a transfer of the stock certificate representing such shares, or (ii) in the case of shares in uncertificated form, by electronic book-entry transfer pursuant to a direct registration system. Such transfers of shares shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate for such shares or in whose name book-entry ownership of such shares is recorded, as the case may be, or by his or her attorney lawfully constituted in writing, and, in the case of shares in certificated form, only upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all of the duties of such transfer agent.

6.4 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 70 days preceding the date of any meeting of the shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

6.5 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board it is proper to do so.

6.6 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Missouri, the Articles of Incorporation or these Bylaws.

ARTICLE VII
CORPORATE FINANCE

7.1 Fixing of Capital — Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

(a) determining what part of the consideration received for shares of the Corporation shall be stated capital;

(b) increasing stated capital;

(c) transferring surplus to stated capital;

(d) determining the consideration to be received by the Corporation for its shares; and

(e) determining all similar or related matters;

provided that any concurrent action or consent by or of the Corporation and its shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

7.2 Dividends.

(a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation and of any applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, in property or in shares of the Corporation’s stock.

(b) Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

7.3 Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose deemed by the Board to be conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

8.2 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner hereinafter provided in this Bylaw 8.2. The Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

8.3 Directors’ Annual Statement. The Board of Directors may present at each annual meeting, and when called for by vote of the shareholders shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

8.4 Contracts with Officers or Directors or Their Affiliates.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or any committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board of Directors or such committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

8.5 Amendments. The Bylaws of the Corporation may from time to time be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation, except as otherwise required by law.

8.6 Issuing Public Corporation; Control Share Acquisitions. Unless the Articles of Incorporation otherwise provide, this Corporation is an “issuing public corporation” for purposes of Section 351.015 of The General and Business Corporation Law of Missouri and control share acquisitions of the shares of this Corporation must be made in the manner provided by law.

8.7 Rules of Construction. All words of the masculine gender in these Bylaws, unless the context otherwise requires, shall be deemed and construed to include correlative words of the feminine and neuter genders.

CERTIFICATE

The undersigned, secretary of HAWTHORN BANCSHARES, INC., a Missouri corporation; hereby certifies that the foregoing Amended and Restated Bylaws are the Bylaws of the Corporation duly adopted by the Board of Directors.

Dated: June 2, 2009.

HAWTHORN BANCSHARES, INC.

By:
Title: Senior Vice President and Secretary